                                                                    Exhibit 10.2


                              EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of December 1, 1998 by and between FARMERS & MERCHANTS BANK OF CENTRAL CALIFORNIA, a California banking corporation (the "Bank"), and RICHARD S. ERICHSON ("Executive").


                                    RECITAL:

     The parties desire to set forth the terms of Executive's employment with the Bank.

     NOW, THEREFORE, the parties hereto agree as follows:

     1.   Employment.  The Bank hereby employs Executive and Executive hereby
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accepts employment during the Term of Employment upon the terms and conditions herein set forth.

     2.   Term of Employment.  The "Term of Employment" is the period beginning
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on December 1, 1998 (the "Commencement Date") and ending on November 30, 2001.
The Term of Employment may terminate earlier as provided in this Agreement.

     3.   Duties.  Executive is employed as Executive Vice President and Senior
          ------
Credit Officer of the Bank under the direction of the Bank's Board of Directors and Chief Executive Officer ("CEO") and shall perform and discharge well and faithfully the duties that may be assigned to him from time to time by the Board of Directors or the CEO in connection with the conduct of the Bank's business. Nothing herein shall preclude the Board of Directors or CEO from changing Executive's title or duties.

     4.   Extent of Services.  Executive shall devote his entire business time,
          ------------------
attention and energies to the business of the Bank during the term of Executive's employment with the Bank. The foregoing however, shall not preclude Executive from engaging in appropriate civic, charitable, or religious activities or from devoting a reasonable amount of time to private investments or from serving on boards of directors of other entities, as long as such activities and services do not interfere or conflict with his responsibilities to the Bank.

     5.   Compensation.
          ------------

     (a) Salary.  During the Term of Employment, the Bank shall pay Executive a
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monthly salary of $12,500, payable in accordance with the Bank's standard payroll policies in effect from time to time. In addition, Executive shall receive $40,000 on December 31, 1998 to compensate Executive for his forfeiture of his 1998 bonus with his current employer. Executive's salary may be adjusted annually, on the anniversary of this Agreement, to reflect such changes as the Board of Directors determines appropriate, based on Executive's performance for the most recent performance period.

     (b) Incentive Programs.  During the Term of Employment, Executive shall be
         ------------------
entitled to participate in any annual and long-term incentive programs adopted by the Bank and which cover employees in positions comparable to that of Executive. In addition, Executive shall receive 1,000 stock appreciation rights ("SAR") on January 15, 1999 in accordance with the Bank's SAR program and related agreements.

     (c) Expenses.  Executive shall be entitled to prompt reimbursement of all
         --------
reasonable business expenses incurred by him in the performance of his duties during the Term of Employment, subject to the presenting of appropriate vouchers and receipts in accordance with the Bank's policies.

     (d) Moving, Interim Housing and Related Costs.  Executive shall be entitled
         -----------------------------------------
to prompt reimbursement of the reasonable transportation, food and lodging costs for Executive and his wife incurred in up to three trips to the Lodi area to such replacement housing, subject to the receipt of appropriate receipts as required by the Bank. Executive shall also be entitled to prompt reimbursement of all reasonable expenses for moving Executive's furniture, furnishings and personal items from Chino Hills to the Lodi area and for up to four month's storage of certain of such goods not to exceed in the aggregate $18,000 and subject to the presentment of appropriate receipts or contracts as required by the Bank. Bank shall reimburse Executive for the rental of interim housing in the Lodi area to the extent reasonably required by Executive for up to a four-month period between December 1, 1998 and ending June 30, 1999 and for a monthly rental not to exceed $1,500 and shall also reimburse Executive for any loan fees Executive is required to pay in connection with the financing of Executive's new residence, not to exceed one and one/half percent of the loan amount. These latter two benefits are also subject to the Bank's receipt of appropriate receipts or contracts as required by the Bank.

     6.   Employee Benefits.  During the Term of Employment, Executive shall be
          -----------------
entitled to participate in employee benefit plans or programs of the Bank, if any, to the extent that his position, tenure, salary, age, health, and other qualifications make him eligible to participate, subject to the rules and regulations applicable thereto.

     7.   Termination.  Notwithstanding the provisions of Section 2 hereof, the
          -----------
Term of Employment and Executive's employment hereunder may be terminated without any breach of this Agreement under the following circumstances:

     (a) Death.  The Term of Employment shall terminate upon Executive's death.
         -----

     (b) Disability.  The Term of Employment shall terminate upon the Bank
         ----------
giving Executive written notice that the Bank has elected to terminate his employment on account of Disability, provided that such notice cannot be given before the end of the Disability period specified in Section 9(d) hereof.

     (c) Voluntary Termination.  Executive may terminate his employment with the
         ---------------------
Bank at any time with three (3) months' written notice to the Bank. The Term of Employment shall end on the earlier of the last day of the notice period or the last day on which Executive performs services for the Bank.

     (d) Termination for Good Cause.  Executive may terminate his employment
         --------------------------
with the Bank for Good Cause by giving the Bank thirty (30) days' notice of its breach, the reasons why the breach constitutes good cause and of his intent to terminate on such basis. If the Bank cures its breach within the thirty (30) day period, Executive may rescind his notice of intent to terminate, or terminate his employment under paragraph (c) with his notice of breach hereunder satisfying the notice requirement provided for under paragraph (c). If the Bank fails to cure its breach within the thirty (30) day period or Executive decides to terminate his employment as provided in the final clause of the preceding sentence, the Term of Employment shall end on the earlier of the last day of the notice period or the last day on which Executive performs services for the Bank.

     (e) Involuntary Termination.  Executive's employment is at will.  The Bank
         -----------------------
reserves the right to terminate Executive's employment at anytime whatsoever with or without cause with thirty (30) days' written notice to Executive. The Term of Employment shall terminate on the last day of the notice period, but the Bank may require Executive to cease performing services at any time once the notice is given.

     (f) Involuntary Termination for Cause.  The Bank reserves the right to
         ---------------------------------
terminate Executive's employment for Cause. The Bank shall give Executive written notice of the termination and the reasons therefor. The Term of Employment shall terminate immediately upon receipt of the notice.

     8.   Benefits on Termination of Employment.  If Executive's employment is
          -------------------------------------
terminated during the Term of Employment, the Executive shall be entitled to receive benefits as follows:

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

     (a) Death; Voluntary Termination; Involuntary Termination for Cause. If
         ---------------------------------------------------------------
employment is terminated under Section 7(a), (c), or (f) hereof, Executive shall receive salary through the date the Term of Employment ends, any incentive payment earned but not yet paid, and reimbursement of expenses incurred under
Section 5(c) and (d) hereof but not yet reimbursed. All other employee benefits and compensation shall cease on the last day on which Executive performs services as an employee, except to the extent that continued coverage is required by law.

     (b) Change of Control.  If Executive's employment is terminated under the
         -----------------
provisions of Section 7(d) or (e) hereof within two years following a Change of Control, Bank shall pay Executive any incentive payment earned but not yet paid, any expenses incurred under Section 5(c) or (d) hereof but not yet reimbursed and liquidated damages equal to the remaining salary and annual incentive award he would have received under this Agreement had he continued employment to the end of the Term of Employment as in effect immediately prior to his termination, not to exceed twelve (12) months salary. The liquidated damages payment to which Executive is entitled pursuant to this paragraph (b) shall be paid in a single installment within thirty (30) days of his termination or at Bank's option, on a deferred basis. Executive shall be obligated, however, to disclose to the Bank his earned income (within the meaning of Internal Revenue Code
Section 911(d)(2)(A)) during the salary period covered and to remit to the Bank such earned income up to the amount of Executive's liquidated damages paid pursuant to this paragraph. Bank shall have the right to request Executive to produce reasonable evidence substantiating the amount (including zero) of Executive's earned income during the remainder of the Term of Employment (as described above). If Executive remits the full amount of liquidated damages, his obligation to disclose his earned income shall end. All other employee benefits and compensation, except as provided by applicable law, shall cease on the last day on which Executive performs services as an employee.

     (c) Disability; Involuntary Termination without Cause; Termination for Good
         -----------------------------------------------------------------------
Cause.  If Executive's employment is terminated under the provisions of Sections
-----
7(b) or 7(d) hereof or under the provision of Section 7(e) hereof without cause Executive shall receive:

          (i) the lesser of twelve (12) months of salary under Section 5(a) hereof computed with reference to the annual salary in effect immediately preceding the date of termination or salary at such rate for the remainder of the Term of Employment;

          (ii) any incentive payment earned or vested but not yet paid; and

          (iii) reimbursement of expenses incurred under Section 5(c) and (d) hereof but not yet reimbursed.

All other employee benefits and compensation, including any incentive benefits for the year in which the Term of Employment ends, shall cease on the last day on which Executive performs services as an employee except to the extent that continued coverage is required by law.

     9.   Definition of Terms.  The following terms used in this Agreement when
          -------------------
capitalized have the following meanings:

     (a) "Board of Directors" means the Bank's board of directors.
          ------------------

     (b) "Cause" means that Executive has committed act(s) of dishonesty, theft,
          -----
embezzlement, fraud, misrepresentation, or other act(s) of moral turpitude against the Bank, its subsidiaries or affiliates, its shareholders, or its employees or which adversely impact the interests of the Bank.

     (c) "Change of Control" means a change of control of the Bank of a nature
          -----------------
that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934 (the "Act"), whether or not the Bank is then subject to such reporting requirement; provided, however, that without limitation, such a Change of Control shall be deemed to have occurred if:

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

          (i) any person or group (as such terms are used in connection with Sections 13(d) and 14(d) of the Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 and 13d-5 under the Act), directly or indirectly, of securities of the Bank representing 30% or more of the combined voting power of the Bank's then outstanding securities; or

          (ii) the Bank is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter.

Notwithstanding the foregoing provisions of this paragraph (c), a "Change of Control" will not be deemed to have occurred solely because of the acquisition of securities of the Bank (or any reporting requirement under the Act relating thereto) by an employee benefit plan maintained by the Bank for its employees.

     (d) "Disability" means that Executive has been unable to perform the
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essential functions of his job under this Agreement, with or without reasonable accommodation, for a period of six (6) consecutive months as the result of his incapacity due to physical or mental illness.

     (e) "Good Cause" means a material reduction in Executive's compensation
          ----------
under Section 5 hereof , benefits under Section 6 hereof or in Executive's title or responsibilities.

     10.  Non-Competition Clause.  In addition to his obligations as an
          ----------------------
executive and whether or not he remains an executive of the Bank, Executive agrees that during the period commencing with on December 1, 1998 and ending upon termination of employment with the Bank, however caused, he will not, without the prior written consent of the Bank, engage, directly or indirectly, in any business that competes with the Bank for customers or prospective customers of the Bank located in any county of the State of California where the Bank has an office or serves customers.

     11.  Locations of Performance.  Executive's services shall be performed
          ------------------------
primarily in the vicinity of Lodi, California. The parties acknowledge, however, that Executive may be required to travel in connection with the performance of his duties hereunder.

     12.  Proprietary Information.
          -----------------------

     (a) Executive agrees to comply fully with the Bank's policies relating to non-disclosure of the Bank's trade secrets and proprietary information and processes. including information regarding the Bank's customers and prospective customers. Without limiting the generality of the foregoing, Executive will not, during the term of his employment by the Bank, disclose any such secrets, information, or processes to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever, nor shall Executive make use of any such property for his own purposes or for the benefit of any person, firm, corporation, or other entity (except the Bank) under any circumstances during or after the term of his employment, provided that after the term of his employment, this provision shall not apply to secrets, information, and processes that are then in the public domain (provided that Executive was not responsible, directly or indirectly, for such secrets, information, or processes entering the public domain without the Bank's consent).

     (b) Executive hereby sells, transfers, and assigns to the Bank all of the entire right, title, and interest of Executive in and to all inventions, ideas, disclosures, and improvements, whether patented or unpatented, and copyrightable material, to the extent made or conceived by Executive, solely or jointly, during the term of this Agreement, except to the extent prohibited by Section 2870 of the California Labor Code, a copy of which is attached hereto as Exhibit
A. Executive shall communicate promptly and disclose to the Bank, in such form as the Bank requests, all information, details, and data pertaining to the aforementioned inventions, ideas, disclosures, and improvements: and, whether during the term hereof or thereafter, Executive shall execute and deliver to the Bank such formal transfers and assignments and such other papers and documents as may be required of Executive to permit the Bank to file and prosecute any patent applications relating to such inventions, ideas, disclosures, and improvements and, as to copyrightable material, to obtain copyright thereon.

     (c) Trade secrets, proprietary information, and processes shall not be deemed to include information which is:

          (i)    known to Executive at the time of the disclosure;

          (ii) publicly known (or becomes publicly known) without the fault or negligence of Executive;

          (iii) received from a third party without restriction and without breach of this Agreement;

          (iv)   approved for release by written authorization of the Bank; or

          (v) required to be disclosed by law; provided, however, that in the event of a proposed disclosure pursuant to this subsection 13(c)(v), the recipient shall give the Bank prior written notice before such disclosure is made.

     13.  Assignment.  This Agreement may not be assigned by any party hereto;
          ----------
provided that the Bank may assign this Agreement, in connection with a merger or consolidation involving the Bank or a sale of substantially all of its assets, to the surviving corporation or purchaser as the case may be, so long as such assignee assumes the Bank's obligations hereunder.

     14.  Notices.  Any notice required or permitted to be given under this
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Agreement shall be sufficient if in writing and sent by registered mail to
Executive at his residence maintained on the Bank's records, or to the Bank at its executive offices, or such other addresses as either party shall notify the other in accordance with the above procedure.

     15.  Force Majeure.  Neither party shall be liable to the other for any
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delay or failure to perform hereunder, which delay or failure is due to causes beyond the control of said party, including, but not limited to: acts of God; acts of the public enemy; acts of the United States of America, or any State, territory, or political subdivision thereto or of the District of Columbia; fires; floods; epidemics; quarantine restrictions; strikes: or freight embargoes. Notwithstanding, the foregoing provisions of this Section 15, in every case the delay or failure to perform must be beyond the control and without the fault or negligence of the party claiming excusable delay.

     16.  Integration.  This Agreement and any attachments, schedules, and
          -----------
exhibits hereto represent the entire agreement and understanding between the parties as to the subject matter hereof and supersede all prior or contemporaneous agreements whether written or oral, including the earlier version of this Agreement forwarded to Executive on November 20, 1998 by the Bank's counsel. No waiver, alteration, or modification of any of the provisions of this Agreement shall be binding unless in writing and signed by duly authorized representatives of the parties hereto.

     17.  Waiver.  Failure or delay on the part of either party hereto to
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enforce any right, power, or privilege hereunder shall not be deemed to constitute a waiver thereof. Additionally, a waiver by either party of a breach of any promise hereof by the other parry shall not operate as or be construed to constitute a waiver of any subsequent waiver by such other party.

     18.  Savings Clause.  If any term, covenant, or condition of this Agreement
          --------------
or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant, or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant, or condition of this Agreement shall be valid and enforced to the fullest extent permitted by law.

     19.  Authority to Contract.  The Bank warrants and represents that it has
          ---------------------
full authority to enter into this Agreement and to consummate the transactions contemplated hereby and that this Agreement is not in conflict with any other agreement to which the Bank is a party or by which it may be bound. The Bank further warrants and represents that the individuals executing this Agreement on behalf of the Bank have the full power and authority to bind the Bank to the terms hereof and have been authorized to do so in accordance with the Bank's corporate organization.

     20.  Dispute Resolution.
          ------------------

     (a) Any controversy or claim between Bank and Executive arising from or relating to this Agreement or any agreement or instrument delivered under or in connection with this Agreement, including any alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, shall, at the option of Executive or Bank, be submitted to arbitration, using either the American Arbitration Association ("AAA") or Judicial Arbitration and Mediation Services, Inc. ("JAMS") in accordance with the rules of either JAMS or AAA (at the option the party initiating the arbitration) and Title 9 of the U.S. Code. All statutes of limitations or any waivers contained herein which would otherwise be applicable shall apply to any arbitration proceeding under this paragraph (a). The parties agree that related arbitration proceedings may be consolidated. The arbitrator shall prepare written reasons for the award. Judgment upon the award rendered may be entered in any court having jurisdiction.

     (b) No provision of, or the exercise of any rights under, Section 20(a) hereof shall limit the right of any party to exercise self help remedies or to obtain provisional or ancillary remedies, such as injunctive relief from a court having jurisdiction before, during or after the pendency of any arbitration.
The institution and maintenance of an action for judicial relief or pursuit of provisional or ancillary remedies or exercise of self help remedies shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration.

     21.  Recovery of Arbitration Costs.  If any arbitration, legal action or
          -----------------------------
other proceeding is brought for the enforcement of this Agreement or any agreement or instrument delivered under or in connection with this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

     22.  Remedies.  In the event of a breach by Executive of Sections 10 or 12
          --------
of this Agreement, in addition to other remedies provided by applicable law, the Bank will be entitled to issuance of a temporary restraining order or preliminary injunction enforcing its rights under such Sections.

     23.  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of California.

     24.  Counterparts.  This Agreement may be executed in counterparts, each of
          ------------
which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day herein first above written.

                         FARMERS & MERCHANTS BANK OF CENTRAL CALIFORNIA


                         /s/ Kent A. Steinwert
                         ________________________________________________
                         Kent A. Steinwert, President and Chief Executive
                         Officer


                         EXECUTIVE


                         /s/ Richard S. Erichson
                         ________________________________________________
                         Richard S. Erichson


Exhibit A - California Labor Code Section 2870

                                   EXHIBIT A
                                   ---------


                       CALIFORNIA LABOR CODE SECTION 2870


Section 2870. Application of provision providing that employee shall assign or offer to assign rights in invention to employer


(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either;

     (i) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer.

     (ii) Result from any work performed by the employee for the employer.

(b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.